China Bio-Immunity Corporation Initiates Voluntary Recalls of Rabies Vaccines

Dalian, China, January 21, 2009 – China Bio-Immunity Corporation (OTCBB: “CHHB”) (China Bio-Immunity” or “the Company”), a China-based company that develops, produces, manufactures and markets proprietary vaccine-based prophylactics and therapeutics exclusively within China, today announced that it has initiated a voluntary nationwide recall of the unused lots of its rabies vaccines.  The lots are being voluntarily recalled as a precaution following a notification issued by China’s State Food and Drug Administration (“SFDA”) of the possibility of a flaw in the Company’s rabies vaccines.

On Monday, January 12, 2009, following an inspection conducted by the National Institute for the Control of Pharmaceutical and Biological Products (“NICPBP”) on an approved sample of rabies vaccine submitted for batch release by the Company’s operating subsidiary, Dalian Jingang-Andi Bio-Products Co., Ltd. (“Dalian JGAD”), the SFDA issued a notification on its website that there may be the possibility of a flaw in the rabies vaccines manufactured by Dalian JGAD.  Preliminary results of the inspection conducted by the NICPBP have suggested the possibility of a flaw in the Company’s rabies vaccines.

As of today, the National Center for Adverse Drug Reaction Monitoring, China, an affiliate of the SFDA, has not received any complaints about the Company’s rabies vaccine.  In conjunction with its inspections, the SFDA has requested the Liaoning Provincial Food and Drug Administration enhance its monitoring of the Company’s vaccines, and has ordered a temporary shut down of the Company’s production facilities.  Additionally, the local SFDA has also initiated further investigation on this issue.

Mr. Quanfeng Wang, Chief Executive Officer of China Bio-Immunity, commented, “The safety and quality of our products is always our highest priority.  Though the SFDA has not yet reached a conclusion on its inspection and, as of the date of this press release, the National Center for Adverse Drug Reaction Monitoring has received no complaints against our rabies vaccines, we think it is our responsibility to recall our products voluntarily.  We are in the process working with distributors and retailers to make sure the questioned products are not available for sale anywhere in China.  We will continue to cooperate with the SFDA and all other governmental agencies to determine the cause of the issue and will update investors as soon as the impact on our financial performance becomes assessable.”

About China Bio-Immunity

Based in Dalian, China, China Bio-Immunity develops, produces, manufactures and markets internally developed vaccine-based prophylactics and therapeutics. The Company sells and markets its products in the 24 main provinces and major cities in the People's Republic of China ("P.R.C."). Its principal products, Rabies Vaccine and Mumps Vaccine, are sold and distributed by a network of wholesale distributors, as well as through retail customers. In addition to the current distribution structure, the Company plans to further market its products through distribution agreements with local agents in several developing countries, including, but not limited to India, South Africa, and countries throughout Southeast Asia. To learn more about the Company, visit http://www.jgad-bio.com

Safe Harbor Statement

The Statements contained in this press release are being made on the basis of the Company’s review of the situation to date.  Furthermore, the information contained herein may change as the governmental investigation is ongoing.  Additionally, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. The economic, competitive, governmental, technological and other factors identified in the Company's previous filings with the Securities and Exchange Commission may cause actual results or events to differ materially from those described in the forward looking statements in this press release.

Contact Information:

Ashley M. Ammon and Christine Duan

Integrated Corporate Relations, Inc.

203-682-8200 (Investor Relations)